Exhibit 99.1

Autobytel Sells AVV Business for $22.75 Million in Cash

—Transaction Supports Autobytel’s Media-Centric Strategy—

— Autobytel Investor Conference Call at 2:00 p.m. PT Today—

Irvine, Calif. – January 24, 2008 – Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, today announced that Autobytel has sold certain assets and liabilities of its AVV data extraction and customer relationship management (CRM) software business to Dominion Enterprises for $22.75 million in cash, plus a working capital payment of approximately $1.1 million which remains subject to adjustment. Autobytel expects to record a gain of approximately $8.2 million in connection with the transaction.

“The sale of our CRM business continues our strategy of divesting our non-core operations as we complete our transition to a media-centric business,” said Autobytel Inc. President and CEO Jim Riesenbach. “We continue to sharpen our focus on our recently-launched flagship website, MyRide.com, and on capturing the significant growth opportunities that exist in the online automotive market, particularly with dealers and manufacturers who rely on the high quality customers we provide them through our sophisticated lead generation and marketing programs.”

Founded in 1995, Columbus, Ohio-based AVV develops and markets software applications, under the brand name Web Control®, that are designed to make the management of prospects, sales and customer relationships more efficient and effective for auto dealers.

Autobytel Conference Call Details

Autobytel will hold a conference call today at 5:00 pm. ET /2:00 p.m. PT to discuss the sale of its AVV business. The live conference call will be available to all interested parties by calling (800) 524-4293 (domestic) or (706) 679-0668 (international) and entering conference ID: 32457764. A telephone replay of the call will also be available for approximately one week by dialing

(800) 642-1687 (domestic) or (706) 645-9291 (international) and entering conference ID: 32457764. The conference call will also be available through a live webcast at www.autobytel.com (click on “Investor Relations” and then click on “Conference Calls”). Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. For those unable to listen to the live broadcast, the call will be archived for one year on Autobytel’s website.

About Autobytel Inc.

Since launching the first car-buying website in 1995, Autobytel Inc.’s mission has been to empower automotive consumers with the tools and information they need to make smart, well-informed vehicle purchasing and ownership decisions. The company has helped millions of car shoppers and generated billions of dollars in car sales for dealers. Today, the company’s innovative, consumer-driven flagship site, MyRide.com, expands the company’s mission across the automotive purchase and ownership life cycle. As the first vertical search experience for the automotive marketplace, MyRide.com is designed to help Internet-savvy consumers FIND, SEE, BUY and LEARN anything automotive and BELONG to a diverse community of people who have similar automotive interests.

By providing a convenient and comprehensive automotive consumer experience across the purchase and ownership lifecycle, Autobytel provides new value and touch-points for automotive marketers. Through MyRide.com and Autobytel’s marketing network, the company connects dealerships with a steady, diverse stream of exceptionally motivated, serious shoppers, while providing both dealers and manufacturers with precision-targeted brand and product marketing opportunities. The company’s advanced web-based advertising and marketing programs also help dealers and manufacturers build relationships with customers, as well as help them to efficiently manage and convert online business.

Forward-Looking Statement Disclaimer

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws, including, but not limited to Autobytel’s ability to successfully implement its media-centric strategy, take advantage of opportunities in the online automotive market and become the leading online automotive experience and destination for consumers and the premier online marketing partner for dealers and manufacturers. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure of new products and services to meet expectations, failure to retain key employees or attract and integrate new employees, that actual costs and expenses exceed the charges taken by Autobytel, changes in laws and regulations, costs of legal matters, including, defending lawsuits and undertaking investigations and related matters, and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review Autobytel’s annual report on Form 10-K for the year ended December 31, 2006, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of its stock.

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Contacts: Autobytel Investor Relations

Crystal Hartwell, Autobytel Inc., 949.437.4755;/ (crystalh@autobytel.com)

Roger Pondel/Laurie Berman, PondelWilkinson Inc., 310.279.5980 (investor@pondel.com)

Autobytel Media Relations

Melanie Webber, Autobytel Inc., 949.862.3023 (melaniew@autobytel.com)

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